Exhibit 4.2

PYXUS INTERNATIONAL, INC.

SHAREHOLDERS AGREEMENT

Dated as of August 24, 2020

-i-

SCHEDULES

Schedule A	Investors
Schedule B	Initial Board
Schedule C	Competitors of the Company

EXHIBITS

Exhibit A	Form of Joinder Agreement

-ii-

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT, dated as of August 24, 2020 (this “Agreement”), is made by and among Pyxus International, Inc. (formerly known as Pyxus One, Inc.), a Virginia corporation (the “Company”), and the Investors (collectively, together with the Company, the “Parties”).

WHEREAS, the Investors as of the date of this Agreement have received Common Shares pursuant to the Joint Prepackaged Chapter 11 Plan of Reorganization, as filed with the United States Bankruptcy Court for the District of Delaware, Chapter 11 Case No. 20-11570, on June 15, 2020 (including all exhibits, schedules, supplements, and ancillary documents, and as may be amended from time to time, the “Plan”) for Pyxus International, Inc. and the other Debtors (as defined therein) in the jointly administered cases which were commenced under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware;

WHEREAS, in accordance with the Plan, all Investors as of the date of this Agreement shall be bound by this Agreement upon receiving Common Shares pursuant to the Plan; and

WHEREAS, in accordance with the Plan, the Parties desire to establish certain rights and obligations with respect to the composition of the board of directors of the Company (the “Board”), to manage, in certain circumstances, the Transfer of Common Shares, to provide for certain additional covenants and to provide for certain rights and obligations as among themselves in relation to the affairs of the Company and its Subsidiaries and certain other matters as set forth herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement intending to be bound hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below:

“5% Shareholder” means, with respect to the Company, any Person or group of Persons that is a “5-percent shareholder” within the meaning of Section 382 of the Code and the Treasury regulations promulgated thereunder.

“Affiliate” means, with respect to any Person (as defined herein), any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including funds/entities managed, advised or sub-advised by the same Investment Manager of such Person. The term “Affiliated” shall have a correlative meaning. Notwithstanding the foregoing, a non-discretionary sub-advisory relationship shall not confer Affiliate status.

“Beneficially Own” means, with respect to any Securities, having “beneficial ownership” of such Securities as determined pursuant to Rule 13d-3 under the Exchange Act without giving effect to the 60-day limitation on determining beneficial ownership contained in Rule 13d-3(d); the term “Beneficial Owner” has a meaning correlative thereto.

“Business Day” means any calendar day that is not a Saturday, Sunday or other calendar day on which banks are required or authorized to be closed in New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the shares of common stock of the Company, no par value.

“Company Bylaws” means the bylaws of the Company, as they may be amended from time to time.

“Company Articles” means the articles of organization of the Company, as it may be amended from time to time.

“Company Organizational Documents” means, collectively, the Company Articles and the Company Bylaws.

“Company Sale” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions (including any merger or consolidation, whether by operation of law or otherwise), of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (or “group”, within the meaning of the regulations promulgated by the SEC under Section 13(d) of the Exchange Act), (b) the consummation of any transaction (including any merger or consolidation, whether by operation of law or otherwise), the result of which is that any one Person (or a “group”, within the meaning of the regulations promulgated by the SEC under Section 13(d) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of all of the then outstanding Common Shares or (c) the consummation of any transaction (including any merger or consolidation, whether by operation of law or otherwise), the result of which is that less than 50% of the Common Shares are held by the Company’s shareholders as of immediately prior to such transaction.

“Competitor of the Company” means any Person, including those listed on Schedule C (as such Schedule may be amended from time to time in the good faith, reasonable determination of the Board), that (a) the Board, in the good faith exercise of its fiduciary duties, reasonably determines is a competitor of the Company or any of its Subsidiaries or (b) is materially Affiliated with such a competitor (including a holding company, but not including any lender, private equity fund, hedge fund, alternative investment vehicle or other similar entity, or any of such entities’ Affiliates, which may own Securities in such Person, so long as such entity does not constitute an Affiliate of such Person).

“Confidential Information” means all information, knowledge, systems or data relating to the business, operations, finances, policies, strategies, intentions or inventions of the Company (including any information provided pursuant to Article VI) from whatever source obtained, except for any such information, knowledge, systems or data that, at the time of disclosure, was in the public domain or otherwise in the possession of the receiving Person unless such information, knowledge, systems or data was placed into the public domain or became known to such receiving Person in violation of any non-disclosure obligation, including Section 6.2.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“FINRA” means the Financial Industry Regulatory Authority.

“Glendon Investor” means Glendon Capital Management LP, a Delaware limited partnership, on behalf of its Affiliates that hold Common Shares.

“Governmental Entity” means any national, state, local, supranational or foreign government or any court of competent jurisdiction, administrative agency or commission or other national, state, local, supranational or foreign governmental authority or instrumentality.

“Independent Nominee” means a candidate for election as a Director who (a) has experience and expertise relating to or relevant for the industry in which the Company operates, (b) is not an officer, director, principal, managing partner or employee of any Qualifying Investor or any of its Affiliates or any spouse, parent, child or sibling of any of the foregoing, and (c) receives no compensation from any Qualifying Investor or any of its Affiliates for or related to his or her service as a Director.

“Independent Nominee Number” means, with respect to an Election Meeting, the number of Directors comprising the whole Board minus one minus the number of Glendon Nominees minus the number of Monarch Nominees, in each case at the time of such Election Meeting.

“Initial Public Offering” means the initial underwritten public offering after the date of this Agreement of the Common Shares or other equity Securities of the Company or any of its Subsidiaries pursuant to an effective Registration Statement.

“Intermarket Investor” means Intermarket Corporation, on behalf of its Affiliates that hold Common Shares.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“Investment Manager” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, has the power (whether exclusive or non-exclusive) to direct or control the investment decisions of such Person.

“Investor Group” means an Investor and each of its Affiliates that holds Common Shares.

“Investor Percentage Interest” means, with respect to an Investor, as of any date of determination, the percentage represented by the quotient of (a) the number of Common Shares that such Investor and its Affiliates Beneficially Own divided by (b) the number of Common Shares then outstanding; provided, that solely for purposes of this definition, any Common Shares issued to current or former employees and service providers of the Company pursuant to compensatory equity awards shall be disregarded.

“Investors” means, collectively, (a) each of the Persons set forth on Schedule A, (b) each other Beneficial Owner of Common Shares as of the date of this Agreement deemed to be a party hereto pursuant to the Plan and (c) such other Persons, if any, that may from time to time become parties hereto in accordance with the terms of this Agreement.

“Monarch Investor” means Monarch Alternative Capital LP, a Delaware limited partnership, on behalf of its Affiliates that hold Common Shares.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6(a) of the Exchange Act.

“Necessary Action” means, with respect to a specified result, all actions that are permitted by law and reasonably necessary to cause such result, including, as applicable (a) voting, or providing a written consent or proxy with respect to, Common Shares (provided, that solely with respect to the election of Directors, if any Investor has an Investor Percentage Interest in excess of 30%, such Investor shall vote, or provide a written consent or proxy with respect to, all Common Shares in excess of such amount in the same proportion as the votes cast by all other shareholders of the Company), (b) causing the adoption of Board or shareholder resolutions, (c) amending the Company Organizational Documents, (d) using reasonable best efforts to cause Directors (to the extent such Directors were nominated by the Person obligated to undertake the Necessary Action, and subject to any applicable fiduciary duties) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (e) executing agreements and instruments and (f) making, or causing to be made, with Governmental Entity, all filings, registrations or similar actions that are required to achieve such result; provided, that nothing in this clause (f) shall require any Investor to incur any expenses other than filing fees or other administrative fees that are immaterial.

“Owl Creek Investor” means Owl Creek Asset Management, L.P., a Delaware limited partnership, on behalf of its Affiliates that hold Common Shares.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Principal Investors” means, collectively, the Glendon Investor and the Monarch Investor.

“Proceeding” means any judicial, administrative or arbitral action, suit or proceeding by or before any Governmental Entity.

“Public Offering” means a public offering of the Common Shares or other equity Securities of the Company or any of its Subsidiaries pursuant to an effective Registration Statement.

“Qualified Prospective Investor” means any prospective investor who is not a Competitor of the Company and who enters into a confidentiality agreement on customary terms (but in any case at least as protective of the Company as the confidentiality requirements set forth in Section 6.2 and that, among other things, provides for third-party beneficiary rights in favor of the Company to enforce the terms thereof) for purposes of evaluating an investment in the Company.

“Qualifying Investor” means an Investor holding an Investor Percentage Interest of at least 5.0%.

“Registrable Securities” means all Common Shares held by the Investors from time to time; provided, that any Registrable Security shall cease to be a Registrable Security at such time that such Registrable Security may be sold by the holder thereof pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale.

“Registration Statement” means any registration statement filed pursuant to the Securities Act.

“Related Person” means (a) any executive officer or Affiliate of the Company, (b) any Director, or any Affiliate of such Director and (c) any Qualifying Investor or Affiliate of a Qualifying Investor.

“Requesting Investor” means an Investor requesting registration of Common Shares pursuant to Section 7.1(a) or Section 7.1(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means “securities” as defined in Section 2(a)(1) of the Securities Act and includes, with respect to any Person, capital stock or other equity interests issued by such Person or any options, warrants or other Securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests issued by such Person.

“Securities Act” means the U.S. Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity, whether incorporated or unincorporated, (a) of which such first Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) of which such first Person is a general partner or managing member or (c) that is otherwise controlled by such first Person.

“Third Party Purchaser” means any Person to whom an Investor proposes to Transfer its Common Shares in accordance with this Agreement, other than any potential Transferee that (a) is an Affiliate of such Transferring Investor or (b) is another Investor or Affiliate of such other Investor.

“Transfer” means any transfer, sale, assignment, pledge, hypothecation or other disposition of any Common Shares, whether direct or indirect and whether voluntary or involuntary, or any agreement to transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Common Shares, including any such transfer, sale, assignment, pledge, hypothecation, disposition by operation of law or otherwise to an heir, successor or assign (but not including any pledges, transfers or security interests that an Investor may create (a) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (b) in favor of a financing counterparty in accordance with any ordinary course financing arrangements); provided, that (i) with respect to any Investor that is a widely held “investment company” as defined in the Investment Company Act, or any publicly traded company whose Securities are registered under the Exchange Act, a transfer, sale, assignment, pledge, hypothecation, or other disposition of ownership interests in such investment company or publicly traded company shall not be deemed a Transfer; and (ii) with respect to any Investor that is, or is held directly or indirectly by, a private equity fund, hedge fund or similar vehicle, any Transfer of limited partnership or other similar non-controlling interests in any entity which is a pooled investment vehicle holding other material investments and which is, or is an equityholder (directly or indirectly) of, an Investor, or the change in control of any general partner, manager or similar Person of such entity, will not be deemed to be a Transfer for purposes hereof. The terms “Transferring”, “Transferred” and “Transferee” shall have correlative meanings.

Section 1.2 Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement:

Term	Section
Agreement	Preamble
Appointed Bank	Section 3.4(d)
Board	Recitals
Buyout Notice	Section 3.3(a)
Company	Preamble
Company Underwriter	Section 7.1(a)
Data Site	Section 6.1(b)
Director	Section 2.1(a)
Drag Third Party Purchaser	Section 3.3(a)
Drag-Along Outside Date	Section 3.3(b)
Drag-Along Sale	Section 3.3(a)
Dragging Investor	Section 3.3(a)
Election Meeting	Section 2.1(b)
Election Period	Section 4.2
Glendon Director	Section 2.1(b)(ii)
Glendon Nominee	Section 2.1(b)(ii)
Indemnified Party	Section 7.9(c)
Indemnifying Party	Section 7.9(c)
Independent Bank	Section 3.4(d)
Independent Director	Section 2.1(b)(iv)
Initial Board	Section 2.1(a)
Investors’ Counsel	Section 7.5(a)
Issuance	Section 4.3
Liability	Section 7.9(a)
MD&A	Section 6.1(a)(i)
Monarch Director	Section 2.1(b)(iii)
Monarch Nominee	Section 2.1(b)(iii)
New Securities	Section 4.1

Notice of Acceptance	Section 4.4
Offer Shares	Section 3.4(a)
Participating Investor	Section 7.2
Participating ROFO Offeree	Section 3.4(b)
Participating Tag-Along Rightholder	Section 3.2(b)
Parties	Preamble
Plan	Recitals
Planned ROFO Purchase Date	Section 3.4(b)
Preemptive Offer Notice	Section 4.2
Preemptive Right	Section 4.1
Preemptive Rights Holder	Section 4.1
Proportionate Percentage	Section 4.1
Proposed ROFO Transferee	Section 3.4(a)
Proposed Transfer	Section 3.2(b)
Related Party Transaction	Section 6.4
Removal Request	Section 2.1(d)
ROFO Acceptance Notice	Section 3.4(b)
ROFO Offer Notice	Section 3.4(a)
ROFO Offer Period	Section 3.4(a)
ROFO Offer Terms	Section 3.4(a)
ROFO Offeree	Section 3.4(a)
ROFO Transferor	Section 3.4(a)
S-3 Registration	Section 7.1(b)
Sale Price	Section 3.4(a)
Selling Tag Investor	Section 3.2(a)
Subject Purchaser	Section 4.1
Tag-Along Notice	Section 3.2(b)
Tag-Along Notice Period	Section 3.2(b)
Tag-Along Rightholder	Section 3.2(a)
Valid Business Reason	Section 7.1(c)
Valuation Process Notice	Section 3.4(d)

ARTICLE II

GOVERNANCE

Section 2.1 Composition of the Board of Directors.

(a) Board Size. The number of directors of the Company (each, a “Director”) shall be seven or such other number as the Board may from time to time determine; provided, that the size of the Board shall not be less than five. Effective as of the date of this Agreement, the Board shall consist of the individuals set forth on Schedule B (the “Initial Board”), each serving until the first annual meeting of the shareholders of the Company following the date of this Agreement, or until his or her earlier resignation, retirement, death or removal.

(b) Nomination and Election of Directors. At each annual or special meeting of shareholders of the Company at which directors are to be elected (each such annual or special meeting, an “Election Meeting”):

(i) The Chief Executive Officer of the Company shall be nominated for election as a Director, and each Investor shall take all Necessary Action to elect the Chief Executive Officer of the Company as a Director;

(ii) The Glendon Investor shall be entitled to nominate for election as Director(s) (i) two nominees, if the Glendon Investor’s Investor Percentage Interest at such time is at least 20%, (ii) one nominee, if the Glendon Investor’s Investor Percentage Interest at such time is less than 20% but at least 10% and (iii) no nominees, if the Glendon Investor’s Investor Percentage Interest at such time is less than 10% (each candidate so nominated, a “Glendon Nominee”), and each Investor shall take all Necessary Action to elect each Glendon Nominee as a Director (each Director so elected, a “Glendon Director”); provided, that prior to the first Election Meeting following the date of this Agreement, the Glendon Directors shall be as so designated on Schedule B;

(iii) The Monarch Investor shall be entitled to nominate for election as Director(s) (i) two nominees, if the Monarch Investor’s Investor Percentage Interest at such time is at least 20%, (ii) one nominee, if the Monarch Investor’s Investor Percentage Interest at such time is less than 20% but at least 10% and (iii) no nominees, if the Monarch Investor’s Investor Percentage Interest at such time is less than 10% (each candidate so nominated, a “Monarch Nominee”), and each Investor shall take all Necessary Action to elect each Monarch Nominee as a Director (each Director so elected, a “Monarch Director”); provided, that prior to the first Election Meeting following the date of this Agreement, the Monarch Directors shall be as so designated on Schedule B; and

(iv) A number of Independent Nominees equal to the Independent Nominee Number shall be nominated for election as Directors by Qualifying Investors holding at least a majority of the Common Shares held by all Qualifying Investors; provided, that solely for purposes of this clause (iv), any Qualifying Investor that holds in excess of 30% of the Common Shares then outstanding shall be deemed to hold precisely 30% of the Common Shares then outstanding, and each Investor shall take all Necessary Action to elect each Independent Nominee as a Director (each Director so elected, an “Independent Director”); provided, that prior to the first Election Meeting following the date of this Agreement, the Independent Directors shall be as so designated on Schedule B.

(c) Chairperson. The chairperson of the Board shall be elected by a majority of the Glendon Directors and the Monarch Directors, each acting in his or her sole discretion; provided, that if the number of Glendon Directors plus the number of Monarch Directors is fewer than three or if no such majority can be reached, then the chairperson of the Board shall be elected by a majority of the Directors then in office.

(d) Removal; Replacement.

(i) At any time following the date of this Agreement, the Glendon Investor or the Monarch Investor may deliver, in its sole discretion, a written request to the Company (a “Removal Request”) with respect to a Glendon Director or a Monarch Director, as applicable, which Removal Request may designate a replacement Director. Upon receipt of a valid Removal Request by the Company, the Company, the Board and each Investor shall, as promptly as practicable, take all Necessary Action to remove the Director identified in such Removal Request and to cause such proposed replacement Director (if any) to be appointed to the Board.

(ii) If any Glendon Director resigns, dies, is removed or is unable to serve as a Director for any reason and, within 45 Business Days after such Director ceases to serve as a Director, the Glendon Investor designates a proposed replacement Director, then the Company, the Board and each Investor shall, as promptly as practicable, take all Necessary Action to cause such proposed replacement Director to be appointed to the Board.

(iii) If any Monarch Director resigns, dies, is removed or is unable to serve as a Director for any reason and, within 45 Business Days after such Director ceases to serve as a Director, the Monarch Investor designates a proposed replacement Director, then the Company, the Board and each Investor shall, as promptly as practicable, take all Necessary Action to cause such proposed replacement Director to be appointed to the Board.

(iv) If any Independent Director resigns, dies, is removed or is unable to serve as a Director for any reason, then the Company, the Board and each Investor shall, as promptly as practicable, take all Necessary Action to cause a replacement Director meeting the qualifications of an Independent Nominee to be appointed to the Board.

Section 2.2 Meetings of the Board.

(a) The Board shall hold regular meetings of the Board at least once during each fiscal quarter at such time and place as shall be determined by the Board. Special meetings of the Board may be called at any time by any Glendon Director, any Monarch Director, the Chief Executive Officer of the Company or the chairperson of the Board by written notice specifying the purpose of such special meeting. Prior notice of any regular or special meeting (including any reconvened meeting following any adjournments or postponements thereof) shall be given to each Director then in office at least three Business Days before the date of such meeting. Notice of any regular or special meeting need not be given to any Director who submits, either before, during or after such meeting, a written waiver. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly noticed, called or convened.

(b) Directors shall be permitted to attend and participate in any meeting of the Board (or any committee thereof) by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(c) Other than as set forth in Section 2.2(e), no action may be taken by the Board unless a quorum is present. A quorum shall consist of the presence of a majority of the Directors then in office and in any event including (i) if at least one Glendon Director serves on the Board, at least one Glendon Director and (ii) if at least one Monarch Director serves on the Board, at least one Monarch Director; provided, that if all Glendon Directors or all Monarch Directors, as applicable, fail to attend two consecutive meetings of the Board, then with respect to the third consecutive meeting of the Board, the requirement that a quorum include at least one Glendon Director or at least one Monarch Director, as applicable, shall be eliminated.

(d) Except as otherwise expressly provided in this Agreement or the Company Organizational Documents, the Board shall act by vote of a majority of the Directors present at a meeting of the Board at which a quorum has been established, and each Director shall have one vote.

(e) Any action required or permitted to be taken by the Board (or any committee thereof) may be taken without a meeting, if all of the Directors then in office consent in writing (including by e-mail) to such action. Such consent shall have the same effect as a vote of the Board.

Section 2.3 Committees of the Board. The size and composition of the committees of the Board shall be as determined by the Board from time to time; provided, that the Glendon Investor and the Monarch Investor shall each be entitled to designate a Glendon Director and a Monarch Director, respectively, to join each committee of the Board.

Section 2.4 Expense Reimbursement; Compensation; Insurance.

(a) The Company shall pay or reimburse the reasonable, documented out-of-pocket expenses incurred by the Directors in connection with their service as Directors, including in connection with their attendance of meetings of the Board and any committees of the Board.

(b) All Directors (other than any Director who is an employee of the Company) shall receive reasonable compensation for their services as Directors, including any service on any committee of the Board, as determined by the Board from time to time. Each Glendon Director and each Monarch Director may assign its right to receive such compensation to the Glendon Investor (or any affiliate thereof) or the Monarch Investor (or any affiliate thereof), respectively.

(c) The Company shall purchase and maintain in effect, at its own expense, directors and officers liability insurance, from reputable carriers on terms satisfactory to the Board, on behalf of and covering the individuals who at any time on or after the date of this Agreement are or become directors of the Company, against any and all expenses, liabilities or losses asserted against or incurred by such individual in such capacity or arising out of such individual’s status as such, subject to customary exclusions.

ARTICLE III

TRANSFERS

Section 3.1 Limitations on Transfer.

(a) The Investors may Transfer any Common Shares, including to Affiliates of such Investor, except as prohibited by any provision of this Agreement, including Section 3.1(b). No Investor may Transfer any Common Shares in violation of any provision of this Agreement, and any attempt to Transfer any Common Shares in violation of the provisions of this Article III shall be null and void ab initio and the Company shall not register or effect any such Transfer.

(b) No Transfer of any Common Shares shall be permitted if (i) such Transfer would violate the Securities Act or any state securities or “blue sky” laws applicable to the Company or to the Common Shares to be Transferred, (ii) such Transfer would, individually or together with other concurrently proposed Transfers, cause the Company to be regarded as an “investment company” under the Investment Company Act, (iii) the Company is not, at the time of such proposed Transfer, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and following such proposed Transfer, the Company would have (A) in the aggregate, more than 1,950 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) and/or (B) in the aggregate, more than 450 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) who do not satisfy the definition of an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act (determined, in each case, in the Company’s sole discretion), (iv) such Transfer is, to the knowledge of the transferor after reasonable inquiry, (A) to a Competitor of the Company or (B) to a Person that would become a Qualifying Investor or become a 5% Shareholder as a result of (and after giving effect to) such Transfer; provided, that the Board may waive any of the restrictions contained in clauses (i) through (iv); provided, further, that any waiver by the Board of clause (iv) shall be conditioned on the delivery to the Company by the transferee of an executed joinder to this Agreement, substantially in the form set forth in Exhibit A, pursuant to which such transferee agrees to be bound by the terms and conditions of this Agreement as if an original party hereto. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Section 3.1(b) and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

(c) The Board shall have the power to determine all matters related to this Section 3.1, including matters necessary or desirable to administer or to determine compliance with this Section 3.1 (and Investors and any prospective transferees shall provide to the Board, at its reasonable request, any information necessary for the Board to make such determination) and, absent actual fraud, bad faith, manifest error, or self-dealing, the determinations of the Board with respect to such matters related to this Section 3.1 shall be final and binding on the Company, the Investors and any proposed Transferee.

Section 3.2 Tag-Along Right.

(a) If an Investor Group (a “Selling Tag Investor”) proposes to Transfer Common Shares representing 20% or more of the outstanding Common Shares to a Third Party Purchaser, in one or a series of related transactions (other than in an Initial Public Offering), then such Selling Tag Investor shall offer each other Investor that has an Investor Percentage Interest of at least 1% (each, a “Tag-Along Rightholder”) the right to include in such Selling Tag Investor’s Transfer to the Third Party Purchaser the Tag-Along Rightholder’s pro rata portion of the Common Shares proposed to be Transferred by the Selling Tag Investor determined based on the relative ownership of Common Shares held by the Selling Tag Investor and Tag-Along Rightholders, at the same price and on the same terms and conditions described in the Tag-Along Notice.

(b) Prior to the consummation of any proposed Transfer described in Section 3.2(a) (a “Proposed Transfer”), the Selling Tag Investor proposing to make such Proposed Transfer shall offer to the other Tag-Along Rightholders the right to be included in the Proposed Transfer by sending written notice (a “Tag-Along Notice”) to the Company and the Tag-Along Rightholders, which notice shall (i) state the name of such Selling Tag Investor,

(ii) state the name and address of the proposed Third Party Purchaser, (iii) state the number of such Selling Tag Investor’s Common Shares proposed to be sold, (iv) state the proposed purchase price and form of consideration of payment and all other material terms and conditions of such sale, (v) include a calculation of the consideration to be received per Common Share by each Tag-Along Rightholder and (vi) include a representation that the Third Party Purchaser has been informed of the “tag-along” rights provided in this Section 3.2 and has agreed to purchase the Common Shares in accordance with the terms hereof. Such right shall be exercisable by written notice to the Selling Tag Investor (with a copy to the Company) given within five Business Days after delivery of the Tag-Along Notice (the “Tag-Along Notice Period”) specifying the number of Common Shares with respect to which such Tag-Along Rightholder has elected to exercise its rights under this Section 3.2. If the Third Party Purchaser elects to purchase less than all of the Common Shares offered for sale as a result of the Tag-Along Rightholders’ exercise of their “tag-along” rights provided in this Section 3.2, the Selling Tag Investor and each Tag-Along Rightholder exercising its rights under this Section 3.2(b) (a “Participating Tag-Along Rightholder”) shall have the right to include its pro rata portion of the Common Shares to be Transferred to the Third Party Purchaser, determined based on the relative ownership of Common Shares held by the Selling Tag Investor and Tag-Along Rightholders, on the same terms and conditions as the Selling Tag Investor in exchange for the pro rata portion of consideration to be received by the Selling Tag Investor. Failure by a Tag-Along Rightholder to respond within the Tag-Along Notice Period shall be regarded as a rejection of the offer made pursuant to the Tag-Along Notice and a waiver by such Tag-Along Rightholder of its rights under this Section 3.2 with respect to (but only with respect to) the applicable Tag-Along Notice.

(c) Each Participating Tag-Along Rightholder agrees (i) to make such representations, warranties, covenants, indemnities and agreements to the Third Party Purchaser as made by the Selling Tag Investor in connection with the tag-along Transfer and (ii) to accept substantially the same terms and conditions to the Transfer as are applicable to the Selling Tag Investor (including the same (but proportionate) consideration the Selling Tag Investor receives); provided, that (A) the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such tag-along Transfer shall in no event be broader or more burdensome than those given by the Selling Tag Investor; (B) each Participating Tag-Along Rightholder shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Common Shares, authorization, execution and delivery of relevant documents, enforceability of such documents against such Participating Tag-Along Rightholder, and other matters relating to such Participating Tag-Along Rightholder, but not with respect to any of the foregoing with respect to any other Investors or the Selling Tag Investor or their Common Shares or the Company and its Subsidiaries; (C) all representations and warranties in the applicable transaction agreement with respect to the Company and its Subsidiaries shall be made by the Selling Tag Investor or the Company and the Participating Tag-Along Rightholders shall be severally and not jointly liable with respect to any indemnification obligation with respect thereto, and any such indemnification obligation shall be pro rata based on the proceeds received by such Participating Tag-Along Rightholder, in each case, in an amount not to exceed the aggregate proceeds received by such Participating Tag-Along Rightholder; and (D) in no event shall any Participating Tag-Along Rightholder be required to enter into a non-compete, non-solicit or similar restrictive covenant.

(d) The tag-along rights set forth in this Section 3.2 shall apply to proposed Transfers of other equity Securities of the Company held by the Investors, mutatis mutandis.

Section 3.3 Drag-Along Right.

(a) If an Investor or group of Investors with an aggregate Investor Percentage Interest equal to or greater than 50% (the “Dragging Investor”) proposes to consummate a Company Sale to a Third Party Purchaser (a “Drag Third Party Purchaser”) in exchange for cash and/or freely transferable and marketable securities (such a transaction, a “Drag-Along Sale”), then such Dragging Investors shall have the right to require each Investor to include its Common Shares in such Company Sale and/or vote its Common Shares and take any other actions in furtherance thereof on the same terms and conditions applicable to the Dragging Investors, including by waiving any appraisal or similar rights with respect to the Drag-Along Sale and executing any action by written consent of the Investors. Such right shall be exercisable by written notice (a “Buyout Notice”) given to each Investor other than the Dragging Investors that shall state (i) that such Dragging Investors propose to effect the Drag-Along Sale to such Drag Third Party Purchaser, (ii) the name of the Drag Third Party Purchaser, and (iii) the purchase price the Drag Third Party Purchaser is paying for the Common Shares and that shall include a copy of any definitive agreements in connection with such Drag-Along Sale. Each such Investor agrees that, upon receipt of a Buyout Notice, such Investor shall be obligated to sell all of its Common Shares for the purchase price set forth in the Buyout Notice (on the same price and with the same (but proportionate) amount of consideration or choice of consideration given to all other Investors) and on the other terms and subject to the conditions of such transaction (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction).

(b) The closing of any Drag-Along Sale pursuant to this Section 3.3 shall be held as promptly as practicable and at the time and place specified in the Buyout Notice, but in any event within nine months after the date the Buyout Notice is delivered to the Investors; provided, that such nine-month period may be extended at the election of the Dragging Investors for a period of up to 90 days to the extent necessary to obtain any regulatory approvals required in connection with the Drag-Along Sale (the “Drag-Along Outside Date”). Consummation of the Transfer of Common Shares by any Investor to the Drag Third Party Purchaser in a Drag-Along Sale (i) shall be conditioned upon consummation of the Transfer by each Dragging Investor to such Drag Third Party Purchaser of the Common Shares proposed to be Transferred by the Dragging Investor and (ii) may be effected by a Transfer of such Common Shares or the merger, consolidation or other combination of the Company with or into the Drag Third Party Purchaser or any of its Affiliates, in one or a series of related transactions. If the proposed Transfer with respect to the applicable Common Shares subject to the Buyout Notice does not meet the requirements of Section 3.3(a) prior to the Drag-Along Outside Date, such Dragging Investors shall be deemed to have forfeited their rights to require the other Investors to sell all of their Common Shares to such Drag Third Party Purchaser in connection with such Drag-Along Sale.

(c) In connection with any Transfer pursuant to a Buyout Notice, each Investor shall execute the applicable transaction agreement and make or provide the same representations, warranties, covenants, indemnities, agreements, escrows and holdback arrangements as the Dragging Investors make or provide in connection with the Drag-Along Sale

(such representations, warranties, covenants, indemnities, agreements, escrows and holdback arrangements to be set forth in the Buyout Notice); provided, that each Investor shall be obligated to make only individual representations and warranties with respect to its title to and ownership of the applicable Common Shares, authorization, execution and delivery of relevant documents, enforceability of such documents against such Investor, and other matters relating to such Investor, but not with respect to any of the foregoing with respect to any other Investors or their Common Shares or the Company and its Subsidiaries; provided, further, that all representations and warranties in the applicable transaction agreement with respect to the Company and its Subsidiaries shall be made by the Dragging Investors or the Company and the other Investors shall be severally and not jointly liable with respect to any indemnification obligation with respect thereto, and any such indemnification obligation shall be pro rata based on the proceeds received by such Investors, in each case, in an amount not to exceed the aggregate proceeds received by such Investors; provided, further, in no event shall any Investor be required to enter into a non-compete, non-solicit or other similar restrictive covenant. Any transaction costs, including legal, accounting and investment banking fees and expenses incurred in connection with a Drag-Along Sale and for the benefit of all Investors (it being understood that costs incurred by or on behalf of an Investor for its sole benefit shall not be considered to be for the benefit of all Investors), shall be paid or reimbursed by the Company or the Drag Third Party Purchaser.

(d) Each Investor hereby grants to the Company (i) an irrevocable proxy coupled with an interest to vote, including in any action taken by written consent, such Investor’s Common Shares to approve any Drag-Along Sale pursuant to this Section 3.3 and (ii) an irrevocable power of attorney coupled with an interest to execute and deliver in the name and on behalf of such Investor all such agreements, instruments and other documentation as is required to transfer such Investor’s Common Shares and to take any other actions in furtherance thereof, subject to the limitations set forth in Section 3.3(c). Notwithstanding the foregoing, the Company may exercise the proxy and power of attorney granted by each Investor pursuant to this Section 3.3(d) at any time as may be necessary to consummate a Drag-Along Sale pursuant to this Section 3.3 only if such Investor fails to comply with the provisions of this Section 3.3 within five days of receiving notice of any such request.

Section 3.4 Right of First Offer.

(a) Transfer Notice. Other than the Glendon Investor, the Monarch Investor, the Owl Creek Investor, the Intermarket Investor or any of their respective Affiliates, no Investor (a “ROFO Transferor”) shall be permitted to Transfer Common Shares representing 1% or more of the outstanding Common Shares, in one or a series of related transactions (other than to any of its Affiliates, in any Transfer that is subject to or pursuant to Section 3.2, in a Drag-Along Sale or in an Initial Public Offering) to any Person (a “Proposed ROFO Transferee”), and any such proposed Transfer shall be null and void ab initio, unless, prior to the consummation of such Transfer, the ROFO Transferor delivers a written notice (a “ROFO Offer Notice”) at least ten Business Days prior to the date that such Transfer is to be consummated (provided, that such notice period (as it may be extended pursuant to this proviso, the “ROFO Offer Period”) shall be extended if the Board determines in good faith that any Qualifying Investor possesses material non-public information about the Company that would prevent such Qualifying Investor from purchasing Common Shares of the Company during the ROFO Offer Period) to each Qualifying Investor (or, at the election of the ROFO Transferor, to the Company for further delivery to each

Qualifying Investor) (each, a “ROFO Offeree”) that sets forth (i) the number of Common Shares proposed to be Transferred by the ROFO Transferor (the “Offer Shares”) and (ii) the purchase price per Common Share (the “Sale Price”), the form of consideration and the terms and conditions of payment offered by the Proposed ROFO Transferee, and any other material terms and conditions of the proposed Transfer (including a description of any non-cash consideration in sufficient detail to permit a valuation thereof) (collectively, the “ROFO Offer Terms”). Each ROFO Offer Notice shall constitute a binding, irrevocable and exclusive offer by such ROFO Transferor to sell to the ROFO Offerees (pro rata in accordance with their holdings of Common Shares as set forth below) the Offer Shares at the Sale Price on the material terms set forth in the Offer Notice.

(b) Option of the ROFO Offerees. The ROFO Offer Notice delivered pursuant to Section 3.4(a) shall constitute, for a period of ten Business Days after the delivery thereof, a binding, irrevocable and exclusive offer to sell to the ROFO Offerees any or all of the Offer Shares on the ROFO Offer Terms (at the Sale Price set forth therein); provided, that if the ROFO Offer Terms provide for payment of any non-cash consideration, the ROFO Offerees may elect to pay the purchase price in respect of such non-cash consideration in cash in an amount that is equal to the fair market value of such non-cash consideration described in the ROFO Offer Terms, as determined in good faith and mutually agreed by the ROFO Transferor and the ROFO Offerees (provided, that if the ROFO Transferor and the ROFO Offerees are unable to so mutually agree within five days of the delivery of the ROFO Offer Notice, then the ROFO Transferor or any ROFO Offeree may commence the valuation process described in Section 3.4(d) and all periods set forth in this Section 3.4(b) shall be tolled for the duration of, and such periods (or the remaining portion thereof) shall recommence only on a final and binding determination of fair market value pursuant to, such valuation process); provided, further, that until the earlier of (i) the expiration of the ROFO Offer Period and (ii) the date that all ROFO Offerees have definitively responded in writing to such ROFO Offer Notice, the ROFO Transferor may not effect the proposed Transfer to the Proposed ROFO Transferee. To accept such offer, a ROFO Offeree (any such ROFO Offeree, a “Participating ROFO Offeree”) shall deliver written notice (a “ROFO Acceptance Notice”) to the ROFO Transferor on or prior to the end of the ROFO Offer Period setting forth (A) its binding acceptance of such offer (including, at the election of the Participating ROFO Offeree, the maximum number of Common Shares such Participating ROFO Offeree is willing to purchase (which maximum number may be less than, the same as, or more than such Participating ROFO Offeree’s pro rata share of the Offer Shares)) and (B) the planned date for purchase of the Offer Shares, which shall be a reasonable date within ten Business Days after the date of the ROFO Acceptance Notice (the “Planned ROFO Purchase Date”). The ROFO Transferor shall be obligated to sell to each Participating ROFO Offeree, and each Participating ROFO Offeree shall be obligated to purchase from the ROFO Transferor, such Participating ROFO Offeree’s pro rata share of the Offer Shares, which pro rata share shall be determined based on the proportion of Common Shares held by such Participating ROFO Offeree in relation to Common Shares held by all Participating ROFO Offerees; provided, that no Participating ROFO Offeree shall be required to purchase more than the maximum number of Common Shares set forth in such Participating ROFO Offeree’s ROFO Acceptance Notice, and any Common Shares in excess of such maximum amount shall be allocated pro rata among the other Participating ROFO Offerees. The closing of such purchase and sale shall occur on the Planned ROFO Purchase Date or at such time and place as the ROFO Transferor and the Participating ROFO Offerees may agree, pursuant to an agreement containing reasonable and customary representations and warranties and other terms and conditions.

(c) Ability to Sell of the ROFO Transferor. If (i) the ROFO Offerees do not deliver ROFO Acceptance Notices on or prior to the end of the ROFO Offer Period, (ii) the Participating ROFO Offerees have not paid the full Sale Price for the Offer Shares on such terms and conditions as may be agreed between the ROFO Transferor and the Participating ROFO Offerees, or, in the absence of such agreement, in accordance with the ROFO Offer Terms, or (iii) the ROFO Acceptance Notices are for fewer than all of the Offer Shares, the ROFO Transferor may, during the 30-day period immediately following the end of the ROFO Offer Period, Transfer the Offer Shares (or, in the case of clause (iii), the remaining Offer Shares) to the Proposed ROFO Transferee for no less than the Sale Price and for the same form of consideration, and on substantially similar terms and conditions of payment, set forth in the ROFO Offer Terms, and otherwise on terms and conditions no more favorable to the Proposed ROFO Transferee than the ROFO Offer Terms; provided, that if the ROFO Transferor does not consummate the Transfer of such Offer Shares in accordance with the foregoing within such 30-day period (which period may be extended to the extent necessary to allow the ROFO Transferor and/or any Proposed ROFO Transferee to obtain any required approval or clearance from any Governmental Entity and subject to the ROFO Transferor and Proposed ROFO Transferee using reasonable best efforts to obtain any such approval or clearance during such period), any attempt to Transfer such Offer Shares shall again be subject to the provisions of this Section 3.4.

(d) Valuation Process for Non-Cash Consideration. If any ROFO Offer Terms provide for payment of any non-cash consideration, then the ROFO Transferor, on the one hand, and the ROFO Offerees on the other hand, shall negotiate in good faith to determine the fair market value of such non-cash consideration. If they are unable to agree on such fair market value within five days after the delivery of the ROFO Offer Notice, then the ROFO Transferor, on the one hand, or any ROFO Offeree, on the other hand, may commence the valuation process described in this Section 3.4(d) by providing written notice to the other party (such notice, a “Valuation Process Notice”). In the event a Valuation Process Notice is delivered, then within five days thereafter, the ROFO Transferor, on the one hand, and the ROFO Offerees, on the other hand, shall each appoint an internationally recognized investment banking firm (an “Appointed Bank”) and shall instruct its Appointed Bank to determine, by no later than five days after being appointed, its best estimate of the fair market value of the non-cash consideration, based on the customary methodologies that such Appointed Bank in its professional experience deems relevant to such a determination. On the fifth day following delivery of the Valuation Process Notice or such earlier date as may be mutually agreed between the ROFO Transferor and the ROFO Offerees, each Appointed Bank shall present to the other parties and its Appointed Bank its determination of the fair market value of such non-cash consideration. In the event the fair market values determined by the Appointed Banks are within 10% of each other (determined by reference to the higher of the two), the fair market value shall be the average of those two estimates and such determination of the fair market value of the non-cash consideration shall be final and binding on the ROFO Transferor and the ROFO Offerees. In the event the fair market values determined by the Appointed Banks are not within 10% of one another (determined by reference to the higher of the two), the Appointed Banks shall mutually select an additional internationally recognized investment banking firm (the “Independent Bank”) to determine, by no later than five days after being appointed, its best estimate of the fair market value of the non-cash consideration, based on the customary methodologies that such Independent Bank in its professional experience deems relevant to such a determination. The fair market value of the non-cash consideration shall then be determined by the Independent Bank, and such resulting determination shall be final and binding on the ROFO Transferor and the ROFO Offerees.

(e) The provisions of this Section 3.4 shall automatically terminate in their entirety and be of no further force and effect on the listing of the Common Shares on a National Securities Exchange.

Section 3.5 Cooperation. Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to cooperate with any Investor desiring to Transfer any or all of its Common Shares in accordance with and permitted by this Article III.

Section 3.6 Tolling. All time periods specified in this Article III are subject to reasonable extension for the purpose of complying with requirements of applicable laws, rules or regulations, as determined by the Board.

ARTICLE IV

PREEMPTIVE RIGHTS

Section 4.1 Preemptive Rights. Subject to Section 4.8, if the Company of any of its Subsidiaries proposes to issue any Common Shares or other equity Securities, or any Securities convertible into or exercisable or exchangeable for any Common Shares or other equity Securities (the “New Securities”) to any Person (the “Subject Purchaser”), each Investor that has an Investor Percentage Interest of at least 1% (each, a “Preemptive Rights Holder”) shall have the right (a “Preemptive Right”) to purchase such Investor’s pro rata share of the New Securities, which pro rata share shall be determined based on the proportion of Common Shares held by such Investor in relation to the Common Shares held by all Investors (the “Proportionate Percentage”), at the same price and on the same other terms proposed to be issued and sold.

Section 4.2 Preemptive Offer Notice. Not later than ten Business Days prior to any issuance of New Securities giving rise to Preemptive Rights under Section 4.1, the Company shall deliver to each Preemptive Rights Holder a notice (the “Preemptive Offer Notice”) that (i) includes the principal terms and conditions of the proposed issuance, including (A) the number of New Securities proposed to be issued, (B) the price per unit of the New Securities and (C) the proposed issuance date, (ii) sets forth such Preemptive Rights Holder’s Proportionate Percentage and (iii) offers to sell to such Preemptive Rights Holder its Proportionate Percentage of such New Securities and of such New Securities as shall not have been subscribed for by the other Preemptive Rights Holders (as hereinafter provided), in each case at the price and on the terms and conditions set forth therein. The Preemptive Offer Notice shall by its terms remain open for a period of ten Business Days from the date of delivery thereof (the “Election Period”) and shall specify the date on which the New Securities will be sold to accepting Preemptive Rights Holders (which shall be at least five Business Days but not more than 180 days after the date of delivery of the Preemptive Offer Notice). The failure of any Preemptive Rights Holder to respond to the Preemptive Offer Notice during the Election Period shall be deemed a waiver of such Preemptive Rights Holder’s Preemptive Rights with respect to the applicable Preemptive Offer Notice.

Section 4.3 Post-Issuance Notice. Notwithstanding the advance notice requirements set forth in Section 4.2, if the Board determines that special circumstances warrant, the Company may provide a Preemptive Offer Notice after the issuance of the New Securities (the “Issuance”), in which case the Company shall ensure that each Preemptive Rights Holder that elects to exercise its Preemptive Rights within the Election Period is offered the right to acquire from the Subject Purchaser (or from the Company, or the issuing Subsidiary of the Company, as applicable, following (if the Company so elects) a corresponding redemption from such Subject Purchaser), promptly following the Issuance, such Preemptive Rights Holder’s Proportionate Percentage of the New Securities that were issued in the Issuance and otherwise on the terms set forth in Section 4.1, Section 4.2, Section 4.4 and Section 4.5.

Section 4.4 Acceptance. Each Preemptive Rights Holder shall have the right, during the Election Period, to elect to purchase any or all of its Proportionate Percentage of the New Securities at the purchase price and on the terms stated in the Preemptive Offer Notice. Notice by any Preemptive Rights Holder of its acceptance, in whole or in part, of the offer set forth in such Preemptive Offer Notice (a “Notice of Acceptance”) shall be irrevocable and shall be signed by such Preemptive Rights Holder and delivered to the Company prior to the end of the Election Period, setting forth the number of New Securities such Preemptive Rights Holder elects to purchase.

Section 4.5 Underallotment. Each Preemptive Rights Holder shall have the additional right to offer in its Notice of Acceptance to purchase any of the New Securities not accepted for purchase by any other Preemptive Rights Holders, in which event such New Securities not accepted by such other Preemptive Rights Holders shall be deemed to have been offered to and accepted by the Preemptive Rights Holders exercising such additional right under this Section 4.5 pro rata in accordance with their respective Proportionate Percentages (determined without regard to those Preemptive Rights Holders not electing to purchase their full respective Proportionate Percentages) on the same terms and conditions as those specified in the Preemptive Offer Notice, but in no event shall any such electing Preemptive Rights Holder be allocated a number of New Securities in excess of the maximum number of New Securities such Preemptive Rights Holder has elected to purchase in its Notice of Acceptance.

Section 4.6 Closing. The closing of an issuance of New Securities pursuant to this Article IV shall take place on the proposed issuance date set forth in the Preemptive Offer Notice; provided, that consummation of any issuance may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions set forth in the Preemptive Offer Notice. At the closing of such issuance, each Investor participating in the issuance shall be delivered the notes, certificates or other instruments (if any) evidencing the New Securities to be issued to such Investor, registered in the name of such Investor or its designated nominee, free and clear of any liens (other than any liens arising pursuant to the terms of this Agreement or applicable securities laws), with any transfer tax stamps affixed, against delivery by such Investor of the applicable consideration. Each Investor participating in such issuance shall take or cause to be taken all such reasonable actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate such Issuance pursuant to this Article IV and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and filing applications, reports, returns, filings and other documents or instruments with Governmental Entities.

Section 4.7 Post-Closing Sales. If Notices of Acceptance given by the Preemptive Rights Holders do not cover in the aggregate all of the New Securities, the Company may during the 180 days following the end of the Election Period sell to any other Person or Persons all or any part of the New Securities not covered by such Notices of Acceptance, but only on terms and conditions that are no more favorable, with respect to price or other material terms in the aggregate, to such Person or Persons or less favorable, with respect to price or other material terms in the aggregate, to the Company than those set forth in the Preemptive Offer Notice. If such sale is not consummated within such 180-day period for any reason, then the restrictions provided for in this Article IV shall again become effective.

Section 4.8 Excluded Transactions. The Preemptive Rights under this Article IV shall not apply to (a) issuances or sales of Securities to employees, officers, directors, managers or consultants of the Company or any of its Subsidiaries pursuant to employee benefits or similar employee or management equity incentive plans or arrangements of the Company or any of its Subsidiaries; (b) issuance or sales to a Person in connection with an acquisition (or series of acquisitions), business combination or merger approved by the Board; (c) issuances of Securities to the Company or any of its Subsidiaries; or (d) issuances of Securities pursuant to the exercise, exchange or conversion of convertible securities or options.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Investors. Each Investor represents and warrants to each other Party, solely with respect to itself, that on the date such Investor became a party to this Agreement:

(a) If such Investor is an entity, it is duly organized and validly formed under the laws of the jurisdiction of its organization.

(b) Such Investor has the full right, power and authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(c) The execution and delivery by it of this Agreement and the performance by such Investor of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in such Investor, other than those that have been obtained and are in full force and effect.

(d) This Agreement has been duly executed and delivered (or is deemed to have been duly executed and delivered) by such Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(e) The execution and delivery (or deemed execution and delivery) by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement do not and will not conflict with, result in a breach of or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under applicable law, any trust instrument, organizational document, or any contract or agreement to which such Investor is a party.

(f) Such Investor has not granted or become a party to, and shall not grant or become a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement or would otherwise frustrate or limit the ability of such Investor to comply with its obligations hereunder.

(g) As of the date of this Agreement, other than this Agreement, there are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which such Investor has a contractual obligation with respect to the voting or Transfer of any Common Shares or that are otherwise inconsistent with or conflict with any provision of this Agreement.

Section 5.2 Representations and Warranties of the Company. The Company represents and warrants to each Investor that on the date of this Agreement:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(c) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with, result in a breach of or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under applicable law, the Company Organizational Documents or any contract or agreement to which the Company is a party.

ARTICLE VI

COVENANTS

Section 6.1 Reports.

(a) From any after the date of this Agreement, unless the Company is obligated to file reports under Section 13 or Section 15(d) of the Exchange Act, the Company shall furnish to each Investor and to each Qualified Prospective Investor:

(i) within 120 days after the end of each fiscal year, annual audited financial statements for such fiscal year, together with a Management’s Discussion and Analysis of Financial Condition and Results of Operation of the Company and its consolidated Subsidiaries that complies in all material respects with the requirements of Item 303 of Regulation S-K under the Securities Act (the “MD&A”);

(ii) within 60 days of the end of each of the first three fiscal quarters of every fiscal year, reviewed unaudited financial statements of the Company and its consolidated Subsidiaries for the interim period as of, and for the period ending on, the end of such fiscal quarter, in each case, together with the MD&A; and

(iii) following the occurrence of an event required to be reported in, and not more than four Business Days following the time required by, a Current Report on Form 8-K under the Exchange Act pursuant to Items 1.01 (Entry into a Material Definitive Agreement) (limited to agreements for business acquisitions or dispositions), 1.02 (Termination of a Material Definitive Agreement) (limited to agreements for business acquisitions or dispositions and material financing arrangements), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.02 (Results of Operations and Financial Condition) (limited to earnings announcements regarding a completed fiscal year or quarter), 2.03 (solely with respect to Creation of a Direct Financial Obligation), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.05 (Costs Associated with Exit or Disposal Activities), 2.06 (Material Impairment), 3.03 (Material Modification to Rights of Security Holders), 4.01 (Changes in Registrant’s Certifying Accountants), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02 (solely with respect to Departure of Directors or Certain Officers; Election of Directors; and Appointment of Certain Officers), 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) and 8.01 (Other Events), a report containing substantially the same information required to be contained in such Current Report.

(b) Unless filed with the SEC and available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, the Company shall (i) make the information and reports required by Section 6.1(a) available to the Investors by posting such information and reports on a reputable password protected online data system, such as Intralinks (the “Data Site”), which shall require a confidentiality acknowledgement not more protective to the Company than as set forth in Section 6.2 and (ii) shall provide access to the Data Site to a Qualified Prospective Investor upon request by such Qualified Prospective Investor.

Section 6.2 Confidentiality.

(a) Except as and to the extent as may be required by applicable law, regulation or legal process, without the prior written consent of the Board, the Investors shall not, and shall direct their officers, directors, agents, employees and other representatives not to, disclose or permit the disclosure of any Confidential Information; provided, that an Investor and its equity owners may disclose Confidential Information (i) (A) to its investors, limited partners or other similar Persons who are subject to obligations of confidentiality or (B) in confidential materials delivered to prospective investors, limited partners or other similar Persons who are subject to obligations of confidentiality; provided, that such Investor shall use reasonable best efforts to, or cause its equity owners, to, enforce their respective rights in connection with a breach of such confidentiality obligations by any Person receiving Confidential Information pursuant to this clause (i); (ii) to a bona fide Qualified Prospective Investor; and (iii) to such Investor’s and its Affiliate’s respective directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants and financial advisors), in each case who have been advised as to the obligations of confidentiality set forth in this Agreement.

(b) If any Investor is required by applicable law, regulation or legal process (including the request of any regulator with jurisdiction over the Investor) to disclose any Confidential Information, it shall, to the extent permitted by applicable law, first provide notice reasonably in advance to the Company with respect to the content of the proposed disclosure, the reasons that such disclosure is required and the time and place that the disclosure will be made. Such Investor shall cooperate, at the Company’s sole cost and expense, with the Company to obtain confidentiality agreements or arrangements with respect to any legally required disclosure and in any event shall disclose only such Confidential Information as is required by applicable law, regulation or legal process. The Investors’ obligations under this Section 6.2(b) shall not apply to disclosures made as part of an ordinary course audit or request for information from a regulator that is not specifically focused on the Company.

(c) Notwithstanding anything to the contrary herein, a Person who ceases to be an Investor for purposes of this Agreement (as a result of a Transfer of all of its Common Shares or otherwise) shall continue to be subject to the confidentiality obligations set forth in this Section 6.2 for 18 months following the date on which such Person is no longer an Investor.

Section 6.3 Corporate Opportunity.

(a) Each Investor acknowledges and affirms that the other Investors may have, and may continue to participate in, directly or indirectly, investments in assets and businesses that are, or will be, suitable for the Company or competitive with the Company’s businesses.

(b) Each Investor, individually and on behalf of the Company, expressly (i) acknowledges and agrees that no Investor nor any of its representatives (including any Director nominated by such Investor) shall have any duty to disclose to the Company or any other Investor any such business opportunities and renounces any expectancy or interest in such business opportunities, whether or not competitive with the Company’s businesses and whether or not the Company might be interested in such business opportunity for itself (except to the extent that (A) such representative is an officer, Director, consultant or employee of the Company or its Subsidiaries and (B) such opportunity was presented to such representative in his or her capacity as such); (ii) agrees that the terms of this Section 6.3, to the extent that they modify or limit a duty or other obligation (including fiduciary duties), if any, that an Investor, Director or other Person may have to the Company or any other Person under applicable law, rule or regulation, are reasonable in form, scope and content; and (iii) waives to the fullest extent permitted by Virginia Stock Corporation Act any duty or other obligation, if any, that an Investor, Director or other Person may have to the Company or another Person pursuant to applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 6.3.

(c) Subject to Section 6.4, (i) any Investor, in its separate capacity, may lend money to the Company or a Subsidiary of the Company and (ii) if an Investor, in its separate capacity, lends money to the Company or any of its Subsidiaries, the Investor shall, for all purposes relating to such loan, be treated as an unrelated person and shall have the same rights and priorities such Investor would have if it were not an Investor.

Section 6.4 Related Party Transactions. Neither the Company nor any of its Subsidiaries shall enter into, modify (including by waiver) or terminate any transaction, agreement or arrangement with, or for the benefit of, any Related Person (other than employment or indemnification arrangements with officers or employees of the Company or any of its Subsidiaries in the ordinary course of business) (any such transaction, agreement or arrangement or series of such related transactions, agreements or arrangements, a “Related Party Transaction”) unless such Related Party Transaction (a) is on terms and conditions at least as favorable to the Company or its Subsidiaries as could reasonably have been obtained in a comparable arms-length transaction by the Company with an unaffiliated party, as reasonably determined by a majority of the disinterested Directors and (b) has been approved by a majority of the disinterested Directors following disclosure to the Board of the material facts of the transaction and the interests of the Directors therein.

Section 6.5 National Securities Exchange. If the Board resolves to apply to list the Common Shares on a National Securities Exchange, then, as promptly as practicable after such resolution, the Company, the Board and the Investors shall take all Necessary Action, including amending this Agreement and the Company Organizational Documents, to ensure that the Company complies with the governance and other listing standards of the applicable National Securities Exchange. In furtherance of the foregoing, if the Glendon Investor and/or Monarch Investor has an Investor Percentage Interest of at least 10% at such time, then the Glendon Investor and/or the Monarch Investor, as applicable, shall, as promptly as practicable after such resolution, ensure that at least one of the Glendon Directors and at least one of the Monarch Directors, respectively, qualifies as “independent” pursuant to the listing standards of the applicable National Securities Exchange.

ARTICLE VII

REGISTRATION RIGHTS

Section 7.1 Demand Registration Rights.

(a) Following the listing of the Common Shares on a National Securities Exchange, on up to five separate occasions, Investors holding Registrable Securities representing (i) not less than 10% of the outstanding Common Shares or (ii) from and after the fifth anniversary of the date hereof, not less than 5% of the outstanding Common Shares may request in writing that the Company effect a registration of some or all of such Registrable Securities with an estimated fair market value of at least $100,000,000 on Form S-1 (or any successor form thereto) under the Securities Act in connection with a public offering of the Common Shares. The right of each Requesting Investor to have Registrable Securities included in an offering pursuant to this Section 7.1(a) shall be conditioned (if an underwritten offering) upon each Requesting Investor entering into (together with the Company) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company (the “Company Underwriter”). Subject to Section 7.3, the Company shall, at its own expense and as soon as reasonable practicable after such written request, but in any event within 90 days after the date such request is given by the Requesting Investors, (A) file a registration statement on Form S-1 (or any successor form thereto) for all Registrable Securities that the Company has been requested to register and (B) include in such offering the Registrable Securities of the other Investors (other than the Requesting Investors) who have requested in writing to participate in such underwritten offering pursuant to Section 7.2.

(b) Following the listing of the Common Shares on a National Securities Exchange and the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its Securities, any Investor of group of Investors may request, in writing, that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), all or a portion of the Registrable Securities held by such Requesting Investors comprising at least 5% of the outstanding Common Shares at the time of such request. If requested by such Requesting Investors, such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to (i) cause such registration pursuant to this Section 7.1(b) to become and remain effective as soon as practicable, but in any event not later than 45 days after it receives a request therefor and (ii) subject to Section 7.3, include in such offering the Registrable Securities of the other Investors (other than the Requesting Investors) who have requested in writing to participate in such S-3 Registration pursuant to Section 7.2. The Company shall not be required to conduct an underwritten offering pursuant to such S-3 Registration unless the estimated fair market value of Registrable Securities to be sold in such offering is at least $100,000,000.

(c) If the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (i) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for a period of more than 90 days on any one occasion or for a period of more than 180 days during any 12-month period, and (ii) in case a Registration Statement has been filed relating to a S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board acting in good faith, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice to the Investors of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than three times in any 12-month period.

(d) The Company shall not be required to effect any registration pursuant to Section 7.1(b) (i) within 90 days after the effective date of any other Registration Statement of the Company or (ii) if Form S-3 is not available for such offering by the Requesting Investor.

Section 7.2 Piggyback Registration Right. Following the listing of the Common Shares on a National Securities Exchange, at any time the Company proposes for any reason to register any of its Common Shares under the Securities Act (other than a registration statement on Form S-4 or S-8 or any successor thereto), including in an offering pursuant to Section 7.1, the Company shall give written notice to each Investor that has an Investor Percentage Interest of at least 1% (each, a “Participating Investor”) at least 20 Business Days prior to the proposed offering. Following the receipt of such notice, each Participating Investor shall be entitled, by delivery of a written request to the Company delivered no later than ten days following receipt of notice from the Company, to include all or any portion of its Registrable Securities in such offering (subject to Section 7.3). The right of each Participating Investor to have its Registrable Securities included in an offering pursuant to this Section 7.2 shall be conditioned (if an underwritten offering) upon each Participating Investor entering into (together with the Company) an underwriting agreement in customary form with the Company Underwriter. Subject to Section 7.3, the Company shall (within ten Business Days of the notice provided for above) cause the Company Underwriter to permit the Participating Investor to participate in a registration pursuant to this Section 7.2 to include their Registrable Securities in such offering on the same terms and conditions as the Common Shares being sold for the account of the Company or any other Investor.

Section 7.3 Cutback. If the Company reasonably determines (after consultation with the relevant underwriter) that the number of Common Shares requested to be included in an underwritten offering contemplated by Section 7.1 or Section 7.2 exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Common Shares being offered, then the Company shall reduce the number of Common Shares to be included in such offering as follows:

(a) in the case of an underwritten offering contemplated by Section 7.1, by (i) first only including Common Shares being sold for the account of the Requesting Investors, with each Requesting Investor entitled to include its pro rata share based on the number of Common Shares proposed to be included by such Requesting Investor, (ii) second, to the extent that all Common Shares being sold for the account of the Requesting Investors can be included, then only including the total number of Common Shares of the Participating Investors in such offering as the Company so determines can be included (in addition to all Common Shares being sold for the account of the Requesting Investors) with each Participating Investor entitled to include its pro rata share based on the number of Common Shares proposed to be included by such Participating Investor and (iii) third, to the extent that all Common Shares being sold for the account of the Requesting Investors and the Participating Investors can be included, then only including the total number of Common Shares being sold for the account of the Company that the Company so determines can be included; and

(b) in the case of an underwritten offering contemplated by Section 7.2, by (i) first only including the Common Shares being sold for the account of the Company that the Company so determines can be included and (ii) second, to the extent that all Common Shares being sold for the account of the Company can be included, then only including the total number of Common Shares of the Participating Investors in such offering as the Company so determines can be included (in addition to all Common Shares being sold for the account of the Company) with each Participating Investor entitled to include its pro rata share based on the number of Common Shares proposed to be included by such Participating Investor.

Section 7.4 Holdback Agreements.

(a) To the extent not inconsistent with applicable law and requested by the underwriter, in the case of an underwritten public offering by the Company or by the Investors pursuant to this Agreement, each Investor that has an Investor Percentage Interest of at least 1% agrees not to effect any public sale or distribution of any Common Shares or of any Securities convertible into or exchangeable or exercisable for Common Shares, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of Common Shares, in each case, during the 180 day period (or such lesser period as the underwriter may agree) beginning on the effective date of the Registration Statement (except as part of such registration) for such public offering.

(b) The Company agrees not to effect any public sale or distribution of any of its Securities, or any Securities convertible into or exchangeable or exercisable for such Securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement filed pursuant to Section 7.1 in which the Investors are participating and ending on the earlier of (i) the date on which all Registrable Securities on such registration statement are sold and (ii) 180 days (or such lesser period as the underwriter may agree) after the effective date of such Registration Statement.

Section 7.5 Registration Procedures. Whenever registration of Common Shares has been requested pursuant to Section 7.1 or Section 7.2, the Company shall use its reasonable best efforts to effect the registration and sale of such Common Shares in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request, the Company shall, as promptly as practicable:

(a) prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Common Shares in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, that (i) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide one legal counsel selected by holders of a majority of the Registrable Securities to be included in such Registration Statement (“Investors’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, and (ii) the Company shall promptly notify the Investors’ Counsel and each seller of Common Shares of any stop order issued or threatened by the SEC and promptly take all action required to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (i) 180 days and (ii) such shorter period terminating when all Registrable Securities covered by such Registration Statement have been sold; provided, that if a Requesting Investor has requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Common Shares covered by such Registration Statement have been sold;

(c) furnish to each seller of Common Shares, prior to filing a Registration Statement, a reasonable number of copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case, including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

(d) register or qualify such Common Shares under any “blue sky” laws of such jurisdictions as any seller of Common Shares may request, and continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Common Shares are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.5(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) notify each seller of Common Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Common Shares a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Common Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) enter into and perform customary agreements (including an underwriting agreement in customary form with the Company Underwriter) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Common Shares, including causing its officers to participate in “road shows” and other information meetings organized by the Company Underwriter;

(g) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, which shall be consistent with the due diligence and disclosure obligations under securities laws applicable to the Company and the Investors, make available at reasonable times for inspection by any managing underwriter participating in any disposition of such Common Shares pursuant to a Registration Statement, Investors’ Counsel and any attorney, accountant or other agent retained by any managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its Subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(h) if such sale is pursuant to an underwritten offering, obtain comfort letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as Investors’ Counsel or the managing underwriter reasonably requests;

(i) furnish, at the request of any seller of Common Shares on the date such Common Shares are delivered to the underwriters for sale pursuant to such registration or, if such Common Shares are not being sold through underwriters, on the date the Registration Statement with respect to such Common Shares becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(j) comply with all applicable rules and regulations of the SEC, and make generally available to its Security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) cause all such Common Shares to be listed on each national securities exchange on which similar Securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(l) keep Investors’ Counsel advised as to the initiation and progress of any registration under Section 7.1 or Section 7.2 hereunder;

(m) cooperate with each seller of Common Shares and each underwriter participating in the disposition of such Common Shares and their respective counsel in connection with any filings required to be made with the FINRA; and

(n) take all other steps reasonably necessary to effect the registration of the Common Shares contemplated hereby.

Section 7.6 Seller Information. The Company may require each seller of Common Shares as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such Common Shares as the Company may from time to time reasonably request in writing, as a condition to including such Common Shares in such Registration Statement.

Section 7.7 Notice to Discontinue. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.5(e), such Investor shall forthwith discontinue disposition of Common Shares pursuant to the Registration Statement covering such Common Shares until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.5(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the Company’s expense), or destroy, all copies, other than permanent file copies then in such Investor’s possession, of the prospectus covering such Common Shares that is current at the time of receipt of such notice. If the Company gives any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 7.5(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.5(e) to and including the date when sellers of such Common Shares under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7.5(e).

Section 7.8 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, up to a maximum aggregate amount of $100,000 per offering, including (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Common Shares as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any comfort letters or any special audits incident to or required by any registration or qualification) and the reasonable legal fees, charges and expenses of a single counsel to the Investors incurred by such Investors participating in any registration as a group, and (v) any liability insurance or other premiums for insurance obtained in connection with any S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. Each Investor holding Common Shares sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Investor’s Common Shares and, subject to clause (iv) above, shall bear the fees and expenses of its own counsel.

Section 7.9 Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Investor, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Investor from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) (collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (or in the case of any prospectus, in light of the circumstances such statements were made), except insofar as any such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning any Investor furnished in writing to the Company by such Investor expressly for use therein, including the information furnished to the Company pursuant to Section 7.9(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investors.

(b) Indemnification by the Investors. In connection with any Registration Statement in which any Investor is participating pursuant to Section 7.1 or Section 7.2, each Investor shall promptly furnish to the Company in writing such information with respect to such Investor as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Investor not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Investor necessary in order to make the statements therein not misleading. Each Investor agrees to indemnify and hold harmless the Company, its partners, directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Liabilities arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (or in the case of any prospectus, in light of the circumstances such statements were made), but if and only to the extent that such Liability arises out of or is based upon any untrue statement or alleged omission or alleged untrue statement or omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Investor furnished in writing by such Investor expressly for use therein, provided, however, that the total amount to be indemnified by each Investor pursuant to this Section 7.9(b) shall be limited to such Investor’s pro rata portion of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Investor in the offering to which the Registration Statement or prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 7.9 (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any Proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent (such consent not to be unreasonably withheld or delayed). No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such Proceeding.

(d) Contribution. If the indemnification provided for in this Section 7.9 from the Indemnifying Party is held by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other in connection with the statements or omissions which resulted in such Liabilities, as well as other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7.9(a), Section 7.9(b) and Section 7.9(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or Proceeding; provided, that the total amount to be contributed by any Investor shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by the Investor in the offering.

(e) Fraud. The Parties agree that it would not be just and equitable if contribution pursuant to Section 7.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

Section 8.2 Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned or transferred by any Party (whether by operation of law or otherwise) without the prior written consent of each Principal Investor, except in connection with a Transfer of Common Shares permitted by and subject to the terms and conditions of this Agreement. Any attempted assignment in violation of this Section 8.2 shall be void. Subject to the two preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

Section 8.3 Amendments; Waiver.

(a) Except as otherwise expressly provided herein and subject to Section 8.3(b) and Section 8.3(c), this Agreement and the Company Organizational Documents may be amended, modified or supplemented, and any provision of this Agreement or the Company Organizational Documents may be waived, only in writing by the approval of each of (i) Investors holding not less than a majority of the Common Shares held by the Investors, (ii) each Principal Investor that has an Investor Percentage Interest of at least 5% and (iii) the Company.

(b) In addition to the approval required by Section 8.3(a):

(i) any amendment, modification or supplement of this Agreement or the Company Organizational Documents that on its face is disproportionately and materially adverse to the rights or obligations of any group of Investors as compared to any other group of Investors shall require the written approval of Investors holding not less than a majority of the Common Shares held by such disproportionately affected Investors;

(ii) any amendment, modification or supplement of this Agreement or the Company Organizational Documents that implements additional restrictions on the Transfer of Common Shares (other than customary lock-up agreements in furtherance of a Public Offering) shall require the written approval of Investors holding not less than a majority of the Common Shares held by Investors other than the Principal Investors; and

(iii) any amendment, modification or supplement to Article III, Article IV, Article VI or this Section 8.3 that on its face is adverse to the rights or obligations of the Investors (other than the Principal Investors) shall require the written approval of Investors holding not less than a majority of the Common Shares held by Investors other than the Principal Investors; provided, that this Section 8.3(b) shall not apply to any amendment, modification or supplement that the Board in good faith considers necessary or advisable in connection with the listing of the Common Shares on a National Securities Exchange.

(c) Any Party may on behalf of itself only (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by any other Party with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 8.4 No Third-Party Beneficiaries. Except for Section 7.9, which is intended to benefit, and to be enforceable by, the indemnified parties specified therein, this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

Section 8.5 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of email transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or email address as such Party shall designate by like notice):

(a) if to the Company:

Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

Attention: William L. O’Quinn, Jr., Chief Legal Officer

Email: woquinn@pyxus.com

with a copy (which shall not constitute notice) to:

Simpson, Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Sandeep Qusba and Michael H. Torkin

Email: squsba@stblaw.com

(b) if to the Glendon Investor:

Glendon Capital Management LP

2425 Olympic Blvd., Suite 500E

Santa Monica, CA 90404

Attention: Haig Maghakian, General Counsel

Email: hmaghakian@glendoncap.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Joshua A. Feltman; Benjamin S. Arfa

Email: JAFeltman@wlrk.com; BSArfa@wlrk.com

(c) if to the Monarch Investor:

Monarch Alternative Capital LP

535 Madison Avenue

New York, NY 10022

Attention: Colin Daniels, General Counsel

Email: colin.daniels@monarchlp.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Joshua A. Feltman; Benjamin S. Arfa

Email: JAFeltman@wlrk.com; BSArfa@wlrk.com

(d) if to any other Investor, to the name and address set forth in the signature pages hereto, or as set forth in any joinder to this Agreement executed by such Investor.

Section 8.6 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that any of the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that each of the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such Party is entitled in law or in equity. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that any such award is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such remedy.

Section 8.7 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without regard to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia. In addition, each of the Parties (a) in the event that any dispute (whether in contract, tort or otherwise) arises out of this Agreement or any of the transactions contemplated hereby, submits to the exclusive personal jurisdiction of the state and federal courts located in the Commonwealth of Virginia; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than the above-named courts; and (d) agrees that it shall not seek to assert by way of motion, as a defense or otherwise, that any such Proceeding (i) is brought in an inconvenient forum, (ii) should be transferred or removed to any court other than the above-named courts, (iii) should be stayed by reason of the pendency of some other Proceeding in any court other than the above-named courts or (iv) that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each Party agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 8.5.

Section 8.8 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS. NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 8.8. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8.8 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each Party and delivered (by facsimile, e-mail, or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” from, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signatures.

Section 8.11 Interpretation; Absence of Presumption. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, Schedule and Exhibit are references to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Exhibits hereto and the words “date hereof” refer to the date of this Agreement; (d) references to “Dollars” or “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; and (n) any law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws and the related rules and regulations thereunder and published interpretations thereof.

Section 8.12 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 8.13 Termination. This Agreement shall terminate on the earliest to occur of (a) the consummation of a Drag-Along Sale in which all Investors participate, (b) the dissolution, liquidation or winding-up of the Company or (c) the written agreement of Investors holding not less than 85% or the Common Shares held by all Investors; provided, that Section 6.2 and Article VII shall survive any termination of this Agreement (in the case of Article VII), until such time as there are no Registrable Securities outstanding. No termination under this Agreement shall relieve any party of liability for breach prior to termination. In the event this Agreement is terminated, each applicable Party shall retain the indemnification, contribution and reimbursement rights pursuant to Section 7.9.

Section 8.14 Withdrawal. Any Investor that ceases to own any Common Shares shall cease to be a party to this Agreement and cease being an Investor.

Section 8.15 Conflict with the Company Organizational Documents. To the extent any conflict arises between this Agreement and the Company Organizational Documents, then, subject to applicable law, the terms of this Agreement shall prevail and each of the Parties agrees to, or to procure so far as it is able to do so, take such steps to ensure that a resolution of the Company as may be sufficient is passed so as to give as full effect as possible to the terms and intentions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders Agreement as of the date first written above.

COMPANY:

PYXUS INTERNATIONAL, INC.
(formerly known as Pyxus One, Inc.)

By:	/s/ William L. O’Quinn, Jr.
	Name:	William L. O’Quinn, Jr.
	Title:	Senior Vice President – Chief Legal Officer & Corporate Secretary

[Signature Page to Shareholders Agreement]

INVESTORS:

AB MOORE, LP
By: Moore Capital Management, LP, its Investment Manager

By:	/s/ James Kaye
Name: James Kaye
Title: Vice President

Address for notices:

C/o Moore Capital Management, LP 11 Times Square, NY, NY 10036
Attention: Legal Department
E-mail: legal.notice@moorecap.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Aequim Arbitrage Master Fund LP
By: Aequim Alternative Investments LP as Investment Advisor

By:	/s/ David Goldstein
Name: David Goldstein
Title: COO

Address for notices:

495 Miller Ave. Suite 301
Mill Valley, CA 94941
Attention: David Goldstein
E-mail: dg@aequim.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Amzak Capital Management LLC, on behalf of its managed funds and accounts

By:	/s/ Eric Spector
Name: Eric Spector
Title: Analyst

Address for notices:

980 N. Federal Highway, Suite 315
Boca Raton, FL 33432
Attention: Eric Spector
E-mail: espector@amzak.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Antora Peak Credit Opportunities Fund, LP, on behalf of its managed funds and accounts

By:	/s/ Scott Baker
Name: Scott Baker
Title: Managing Member

Address for notices:

5700 W 112th St., Suite 500
Overland Park, KS 66211
Attention: Scott Duba
E-mail: duba@apc-gp.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Glendon Capital Management L.P.,
on behalf of its managed funds and accounts

By:	/s/ Haig Maghakian
Name: Haig Maghakian
Title: Authorized Person

Address for notices:

Glendon Capital Management L.P. 2425 Olympic Blvd., Suite 500E
Santa Monica, CA 90404
Attention: Holly Kim / Haig Maghakian
E-mail: hkim@glendoncap.com hmaghakian@glendoncap.com

[Signature Page to Shareholders Agreement]

INVESTORS:

INTERMARKET CORPORATION

By:	/s/ Sheldon K. Rubin
Name: Sheldon K. Rubin
Title: Chief Financial Officer

Intermarket Corporation is the SEC-Registered Investment Advisor of:

Fernwood Associates LLC
Fernwood Foundation Fund LLC
Fernwood Restructurings Limited

Address for notices:

888 Seventh Avenue, 27th Floor
New York, NY 10106
Attention: Sheldon K. Rubin
E-mail: info@intermarket.us

[Signature Page to Shareholders Agreement]

INVESTORS:

Kyle Detwiler

By:	/s/ Kyle Detwiler
Name: Kyle Detwiler
Title: An Individual

Address for notices:

Kyle Detwiler 70 Forest Street, #8D
Stamford, CT 06901
Attention: Kyle Detwiler
E-mail: kyle@silverswancapital.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Longfellow Investment Management Co., LLC, on behalf of its managed funds and accounts

By:	/s/ Michelle Martin
Name: Michelle Martin
Title: Manager, CCO

Address for notices:

20 Winthrop Square, 2nd Floor
Boston, MA 02110
Attention: LBCOF
E-mail:Bankloans@LongfellowIM.com

[Signature Page to Shareholders Agreement]

INVESTORS:

LMR Master Fund Limited

By:	/s/ Alex Mitchell
Name: Alex Mitchell
Title: General Counsel, LMR Partners LLC, acting in its capacity as Investment Manager of LMR Master Fund Limited

Address for notices:

c/o LMR Partners LLC, 10th Floor, 363
Lafayette Street, New York, NY 10012
Attention: General Counsel

Copy: Operations
E-mail: legal@lmrpartners.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Monarch Special Opportunities Master Fund Ltd
Monarch Debt Recovery Master Fund Ltd
Monarch Capital Master Partners IV LP

By: Monarch Alternative Capital LP, as investment manager

By:	/s/ Andrew Herenstein
Name: Andrew Herenstein
Title: Managing Principal

Address for notices:

c/o Monarch Alternative Capital LP 535 Madison Avenue
New York, NY 10022
Attention: Fund Operations
E-mail: fundops@monarchlp.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Nut Tree Master Fund, LP
By: its investment advisor, Nut Tree Capital Management, LP

By:	/s/ Ben Dominguez
Name: Ben Dominguez
Title: Chief Operating Officer

Address for notices:

55 Hudson Yards, 22nd Floor
New York, NY 10001
Attention: Andrew White
E-mail: awhite@nuttreecapital.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Owl Creek Asset Management, L.P., on behalf of its advised funds listed below as Recipients

By:	/s/ Reuben Kopel
Name: Reuben Kopel
Title: General Counsel

Owl Creek Advised Funds:

Owl Creek I, L.P.
Owl Creek II, L.P.
Owl Creek Overseas Master Fund, Ltd.
Owl Creek SRI Master Fund, Ltd.
Owl Creek Credit Opportunities Master Fund, L.P.

Address for notices:

640 Fifth Avenue, 20th FL
New York, NY 10019 212-688-2550
Attn: Reuben Kopel and Steve Krause
ReubenK@owlcreeklp.com and
SteveK@owlcreeklp.com

[Signature Page to Shareholders Agreement]

INVESTORS:

CCM PARTNERS, d/b/a SHELTON CAPITAL MANAGEMENT

On behalf of itself and funds it manages

By:	/s/ Jeffrey A. Rosenkranz
Name: Jeffrey A. Rosenkranz
Title: Portfolio Manager

Address for notices:

Shelton Capital Management 777 W. Putnam Avenue
Greenwich, CT 06830
Attention: Jeffrey Rosenkranz
E-mail: jrosenkranz@sheltoncap.com

And a copy to:

Shelton Capital Management 777 W. Putnam Avenue
Greenwich, CT 06830
Attention: Christopher Walsh
E-mail: cwalsh@sheltoncap.com

And a further copy to:

Shelton Capital Management 1875 Lawrence Street, Suite 300
Denver, CO 80202
Attention: Fund Administration
E-mail: fundadmin@sheltoncap.com

[Signature Page to Shareholders Agreement]

INVESTORS:

Signature Global Asset Management, a division of CI Investments Inc., on behalf of its managed funds and accounts

By:	/s/ Geof Marshall
Name: Geof Marshall
Title: SVP – Portfolio Management

By:	/s/ Brad Benson
Name: Brad Benson
Title: VP – Portfolio Management

Address for notices:

2 Queen Street East, 18th Floor
Toronto, Ontario, Canada M5C 3G7
Attention: Brad Benson
E-mail: bbenson@ci.com

[Signature Page to Shareholders Agreement]

Wells Fargo Securities, LLC is executing the Agreement solely with respect to its Distressed & Special Situations Group which holds the Second Lien Notes and the obligations in this Agreement shall not apply to any other trading desk or business of Wells Fargo Securities, LLC.

INVESTORS:

Wells Fargo Securities, LLC, on behalf of its Distressed & Special Situations Group

By:	/s/ Phillip Waldier
Name: Phillip Waldier
Title: Vice President

Address for notices:

1525 West W.T. Harris Blvd, Building 1B-1
Charlotte, NC 28262
Attention: Loan Trade Support
Email: LoanTradeSupport@wellsfargo.com

[Signature Page to Shareholders Agreement]

INVESTORS:

WOLVERINE FLAGSHIP FUND TRADING LIMITED, by its Investment manager, Wolverine Asset Management, LLC

By:	/s/ Keri L. Kelly
Name: Keri L. Kelly
Title: Authorized Signatory

Address for notices:

175 W. Jackson Blvd., Suite 340
Chicago, IL 60604
Attention: Keri L. Kelly
E-mail: notices@wolvefunds.com

[Signature Page to Shareholders Agreement]

Schedule A

Investors

•	Glendon Capital Management LP, on behalf of its Affiliates that hold Common Shares

•	Monarch Alternative Capital LP, on behalf of its Affiliates that hold Common Shares

•	Owl Creek Asset Management, L.P., on behalf of its Affiliates that hold Common Shares

•	Intermarket Corporation, on behalf of its Affiliates that hold Common Shares

•	Nut Tree Capital Management, LP, on behalf of its Affiliates that hold Common Shares

•	Antora Peak Credit Opportunities Fund, LP, on behalf of its Affiliates that hold Common Shares

•	CMM Partners, d/b/a Shelton Capital Management, on behalf of its Affiliates that hold Common Shares

•	Signature Global Asset Management, a division of CI Investments Inc., on behalf of its Affiliates that hold Common Shares

•	Amzak Capital Management, LLC, on behalf of its Affiliates that hold Common Shares

•	Aequim Alternative Investments LP, on behalf of its Affiliates that hold Common Shares

•	Longfellow Investment Management Co., LLC, on behalf of its Affiliates that hold Common Shares

•	Wells Fargo Securities, LLC, on behalf of its Affiliates that hold Common Shares

•	Wolverine Asset Management, LLC, on behalf of its Distressed & Special Situations Group

•	LMR Partners LLC, on behalf of its Affiliates that hold Common Shares

•	AB Moore, LP, on behalf of its Affiliates that hold Common Shares

•	Kyle Detwiler

Schedule B

Initial Board

Glendon Director:

Holly Kim

Monarch Director

Patrick Fallon

Chief Executive Officer

J. Pieter Sikkel

Schedule C

Competitors of the Company

Universal Corporation

Exhibit A

Joinder Agreement to the Shareholders Agreement

The undersigned is executing and delivering this Joinder pursuant to the Shareholders Agreement, dated as of [•], 2020 (as the same may be amended and modified from time to time pursuant to its terms, the “Shareholders Agreement”), by and among Pyxus International, Inc., a Virginia corporation (the “Company”), each of the shareholders of the Company party thereto and such other persons, if any, named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby acknowledges that it has been furnished with and has carefully read a copy of the Shareholders Agreement prior to its execution of this Joinder and agrees to become a party to, to be bound by, and to comply with the provisions of the Shareholders Agreement as an “Investor” thereunder in the same manner as if the undersigned were an original signatory to the Shareholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the [__] day of [_______], 20[__].

[________]

By:
Name:
Title:

Address for notices:

[________]
[________]
Attention:
E-mail: